EXHIBIT 23

CONSENT OF WIPFLI LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-62241 on Form S-8, of our report dated August 11, 2014 relating to the financial statements and financial statement schedules of the Badger Meter Employee Savings and Stock Ownership Plan, included in this Annual Report on Form 11-K of the Badger Meter Employee Savings and Stock Ownership Plan for the year ended December 31, 2013.
/s/ Wipfli LLP

Milwaukee, Wisconsin
August 11, 2014